UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported):  June 11, 2018

                            ADVANTEGO CORPORATION
                            ---------------------
            (Exact name of Registrant as specified in its charter)

        Colorado                        0-23726              84-1116515
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(State or other jurisdiction    (Commission File No.)      (IRS Employer
     of incorporation)                                  Identification No.)

             3801 East Florida Ave., Suite 400, Denver, CO 80210
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         (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code: (949) 627-8977

                    ----------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

      Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [ ]

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 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     In order to provide a longer-term funding facility to implement its business plan, the Company, on June 11, 2018, entered into an equity line of credit agreement with Tangiers Investment Group, LLC.

     Under the equity line agreement, Tangiers has agreed to provide the Company with up to $5,000,000 of funding through the purchase of shares of the Company's common stock. During the term of the Agreement, the Company may deliver a Put Notice to Tangiers, which will specify the number of shares which the Company will sell to Tangiers. The minimum amount the Company can draw down at any one time is $5,000, and the maximum amount the Company can draw down at any one time is $350,000 as determined by the formula contained in the equity line agreement.

     A closing will occur on the date which is no earlier than five trading days following and no later than seven trading days following the applicable Put Notice. On each Closing Date, the Company will sell, and Tangiers will purchase, the shares of the Company's common stock specified in the Put Notice.

     The amount to be paid by Tangiers on a particular Closing Date will be determined by multiplying the Purchase Price by the number of shares specified in the Put Notice.

     The Purchase Price is 82.5% of the lowest volume weighted average trading price of the Company's common stock during the Pricing Period applicable to the Put Notice.

     The Pricing Period, with respect to a particular Put Notice, is five consecutive trading days including, and immediately following, the delivery of a Put Notice to Tangiers.

     The Company may submit a Put Notice once every eight trading days provided the closing of the previous transaction has taken place. The Company is under no obligation to submit any Put Notices.

     The equity line agreement has a term of 36 months, which will begin on the effective date of the registration statement which the Company has agreed to file with the Securities and Exchange Commission so that the shares of common stock to be sold to Tangiers may be sold in the public market.

     The Company issued a promissory note to Tangiers for the principal sum of $50,000 as a commitment fee for the equity line. The note bears interest at 10% per year, is unsecured, and is due and payable on January 11, 2019. At the option of Tangiers, all or any part of the unpaid principal amount of the note may be converted into shares of the Company's common stock. The number of shares to be issued on any conversion will be determined by dividing the principal amount of the note to be converted by $1.44.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of June, 2018.


                                       ADVANTEGO CORPORATION


                                       By: /s/ Robert W. Ferguson
                                           -----------------------------
                                          Robert W. Ferguson
                                          Chief Executive Officer